Exhibit 99

The Advisory Board Company to Acquire Royall & Company, Extending Unique and Powerful Business Model Further into Higher Education

•	Combination adds Royall & Company’s Strategic, Data-Driven Student Engagement and Enrollment Solution as a Renewable, Scalable Platform for Growth and Expansion

•	Accelerates The Advisory Board Company’s Path to Scaling its Higher Education Business through a Similar Highly-Recurring Revenue Model

•	Creates Distinctive, Leading Provider of Exceptional Insight, Analytics, and Value across the Full Student Lifecycle

•	Accretive to Overall Financial Profile of Company – Growth, Earnings, Cash Flow, and non-GAAP EPS

•	Combined Business Yields Pro Forma Trailing Twelve Months Revenue and Adjusted EBITDA of $664 Million and $143 Million, Respectively

WASHINGTON, DC—(BUSINESS WIRE)—December 10, 2014—The Advisory Board Company (“the Advisory Board”) (NASDAQ: ABCO), a global, insight-driven technology, research, and services provider, today announced that it has signed a definitive agreement to acquire Royall & Company (“Royall”), the higher education industry leader in strategic, data-driven student engagement and enrollment management solutions. Under the terms of the agreement, the Advisory Board will purchase Royall for $850 million, consisting of $750 million in cash and $100 million in Advisory Board stock.

Throughout its 35 year history, the Advisory Board has focused on providing differentiated, scalable, renewable solutions to transforming industries that have complex, common problems and large, fragmented customer bases. Its founding health care business, which includes relationships with 3,900 hospitals and health systems through more than 50 programs, is today complemented by a 7-program higher education portfolio serving more than 600 colleges and universities on their most critical problems. Central to the Advisory Board’s higher education growth strategy is developing service offerings to aid members across the entire student lifecycle: supporting students in finding and enrolling in the right schools, receiving needed financial aid, learning effectively, and graduating on to successful employment and positive contributions to their communities. The addition of Royall furthers this strategy by adding new front-end student engagement and enrollment capabilities to the Advisory Board’s portfolio.

Headquartered in Richmond, Virginia, Royall is the higher education industry leader in strategic, data-driven student engagement and enrollment management solutions, financial aid optimization, and alumni fundraising. Royall’s solutions help non-profit colleges and universities achieve such critical institutional goals as strengthening national reputations, broadening student enrollment, improving overall academic profiles, and enhancing revenue. Over its 25 year history, Royall has honed a proprietary approach to setting institution-specific engagement and enrollment strategy, using data-driven insights to develop effective messaging, leveraging its tech-enabled platform across multiple communication channels, and deploying analytics to optimize student progress through to enrollment. This unique process delivers its 350 college and university clients outstanding outcomes and significant revenue enhancement through the company’s highly renewable, scalable business model.

In joining forces, the two organizations will be the industry leader in driving value for institutions of higher education by addressing their key strategic needs across the full student lifecycle. The combined company will also provide members the industry’s largest data set and analytical engine around student engagement and success, providing high visibility across the spectrum of both college-bound students, as well as university and college attendees.

Robert Musslewhite, Chairman and CEO of the Advisory Board said, “Throughout our 35 year history, we have used our unique, insight-driven model to create tremendous and ongoing value for our member institutions and to deliver scalable and highly recurring business performance. Our formula has been very effective as we have expanded over the last seven years from health care into higher education which shares many of the health care market’s key attributes. Our combination with Royall & Company, the clear leader in providing strategic, data-driven student engagement and enrollment solutions, accelerates the extension of our model into higher education and gives us a fantastic platform for growth, expansion, and member value creation.”

Mr. Musslewhite continued, “Like our health care members, our members in higher education face myriad challenges today, and they need our help more than ever before. They face increasing pressure on government funding and tuition revenue, heightened competition for students, greater scrutiny of value and outcomes, and rising demand for transparency into performance metrics. As such, colleges and universities must demonstrate strong performance in attracting a diverse student body, educating them well, and graduating them successfully into productive employment.”

Mr. Musslewhite added, “Combining our offerings with Royall’s outstanding solutions creates a one-of-a-kind resource to enable higher education executives to apply data and analytics to both engage and enroll the right students and help those students graduate on time. Royall’s leadership position in higher education, its track record of delivering measurable ROI, its exceptional and experienced staff, and its analytics-driven, scalable business model—which translates into highly recurring revenues and strong bottom line performance—make it a compelling strategic and financial fit for the Advisory Board. Over time, we also expect to realize additional value by expanding member relationships across the portfolio and developing new programs and technologies based on the joint assets. All in all, this combination serves to significantly bolster our higher education practice and generate significant value for our members in a way very consistent with our company growth strategy and mission.”

John Nester, President and CEO of Royall & Company said, “We are thrilled to join forces with The Advisory Board Company in our mutual pursuit of advancing the causes of student access and success. Together, we will leverage our data and experience linking student behavior and outcomes to become a one-of-a-kind, full-service provider to the nation’s colleges and universities, holistically helping to solve the rapidly evolving strategic needs of our clients across the full student lifecycle. Our combination, and the value it creates, represents an important step forward for our mission-driven partners, as well as the students they serve.”

Mr. Musslewhite added, “We are tremendously excited to welcome Royall’s talented staff and excellent leadership team to the Advisory Board. They have exceptional experience and expertise, and their values, results-driven approach, service ethic, and outstanding and trusted member relationships are a great fit with our own. We are confident that we have the infrastructure and resources in place to successfully and seamlessly join forces with Royall, and I look forward to our collective success.”

In conclusion, Mr. Musslewhite noted, “In addition to its strong strategic fit, this combination is financially attractive going forward. We expect it to be accretive to our overall financial profile, enhancing our growth, margins, cash flow, and non-GAAP earnings per share. These dynamics give us the flexibility to finance the transaction, reduce debt over time, and continue investing in our growth opportunities across both health care and higher education.”

FINANCIAL HIGHLIGHTS

The Advisory Board will fund the cash component of the purchase price with borrowings under new senior secured credit facilities, consisting of a $725 million term loan and an undrawn $50 million revolving credit facility, along with approximately $65 million of cash on hand. The new credit facilities will replace the Company’s existing $150 million revolving credit facility. For the twelve months ended September 30, 2014, adjusted EBITDA for the combined pro-forma entity was approximately $143 million. The Advisory Board expects leverage to be approximately 4.9x debt to last twelve month adjusted EBITDA at closing, and anticipates rapid deleveraging through the strong cash flow of the combined business. The Advisory Board expects the transaction to be approximately $0.10 accretive to calendar 2015 non-GAAP earnings per share. J.P. Morgan and Bank of America Merrill Lynch have provided committed debt financing for the transaction.

Morgan Stanley is acting as financial advisor and Hogan Lovells US LLP and Powers Pyles Sutter & Verville PC are acting as legal advisors to the Advisory Board. Barclays and Kirkland & Ellis LLP are advising Royall and its shareholders.

TRANSACTION TERMS AND STRUCTURE

Under the terms of the agreement, the Advisory Board will purchase 100% of the capital stock of Royall’s holding company for $850 million. In addition to the $750 million cash consideration, the Advisory Board will issue to the seller shares of common stock valued at $100 million, subject to a 7.5% collar arrangement that will fix the maximum and minimum number of shares issuable in the transaction. As a result of the collar arrangement, the Advisory Board will issue between 2.4 million and 2.8 million shares to the seller based on the volume-weighted average price of Advisory Board common stock during the 15-day period preceding closing, or between approximately 6.3 and 7.3 percent of the Advisory Board’s common stock outstanding after giving effect to the transaction. The transaction is expected to close in January 2015, subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

Further information regarding all terms and conditions contained in the definitive stock purchase agreement will be included in the Advisory Board’s Current Report on Form 8-K, which will be filed with the SEC in connection with the transaction.

CONFERENCE CALL AND WEBCAST

The Advisory Board Company will hold a conference call on Wednesday, December 10, 2014, at 6:00 p.m., Eastern Time. The conference call will be available via live webcast in the Investor Relations section of the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888-336-7150. Call participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days: from 8:00 p.m., Eastern Time, Wednesday, December 10, 2014, until 11:00 p.m., Eastern Time, Wednesday, December 17, 2014.

A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call will be made available in the Investor Relations section of the Company’s website at www.advisory.com/IR prior to the conference call and will remain available at such location through January 8, 2015.

ABOUT THE ADVISORY BOARD COMPANY

The Advisory Board Company is the leading provider of insight-driven technology, research, and services for organizations in transforming industries. Through its innovative membership model, the company collaborates with more than 200,000 leaders at 4,500 member organizations to elevate performance and solve their most pressing problems. The company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

ABOUT THE EDUCATION ADVISORY BOARD

In 2007, The Advisory Board Company established the Education Advisory Board whose mission is to elevate the quality, accessibility, and success of colleges and universities across the nation. Over the past seven years, the Advisory Board has developed deep relationships with more than 600 of the country’s best colleges and universities, and through its industry-leading insights and data-driven technology, it is helping students succeed and institutions of higher learning thrive.

ABOUT ROYALL & COMPANY

Founded by Bill Royall, and having served higher education since 1989, Royall & Company is the industry leader in strategic student engagement and enrollment management, financial aid optimization, and alumni fundraising. Royall utilizes a data-driven, analytically-based approach to provide high return-on-investment outcomes for its 350 non-profit college and university clients, allowing them to achieve such goals as strengthening national reputations, broadening student enrollment, improving academic profiles, and enhancing revenue. Royall’s highly renewable, scalable business model is founded on its proprietary approach to student engagement, its deep client relationships, and its unique visibility into the preferences of students and families. For more information, please visit www.royall.com.

FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES

A reconciliation of Adjusted EBITDA for the twelve month period ending September 30, 2014 to the most directly comparable GAAP measure is provided below. All numbers are in thousands.

	The Advisory Board (1)	Royall (2)	Combined Company (3)

Net income attributable to common stockholders	$15,371	$9,704	$25,075
Equity in loss of unconsolidated entities	7,491	—	7,491
Accretion of non-controlling interest to redemption value	6,890	—	6,890
Provision for income taxes (4)	14,710	6,294	21,004
Other (income) expense, net (5)	(951)	21,771	20,820
Depreciation and amortization	35,937	8,045	43,982
Acquisition and similar transaction charges	268	—	268
Fair value adjustments to acquisition-related earn-out liabilities	(4,600)	—	(4,600)
Vacation accrual adjustment	850	—	850
Stock-based compensation expense	20,867	—	20,867

Adjusted EBITDA	$96,833	$45,814	$142,647

(1)	Amounts in this column represent unaudited financial data for the twelve months ended September 30, 2014.
(2)	Amounts in this column represent preliminary unaudited financial data for the twelve months ended September 30, 2014 and are subject to change.
(3)	The combined amounts represent the total of the Advisory Board and Royall results in the prior two columns, are presented for illustrative purposes, and are not necessarily indicative of the financial performance of the combined company had Advisory Board and Royall been combined during the period reported. In addition, the amounts in this column do not reflect pro forma purchase accounting required to present the acquisition as of the beginning of the Advisory Board’s current fiscal period.
(4)	For Royall, estimated tax rate used is consistent with effective tax rate of the Royall operating company and is subject to change.
(5)	For Royall, includes interest expense, net of $16,502 and amortization of deferred financing costs of $5,269.

The Advisory Board is unable to reconcile its projection of non-GAAP earnings per share for calendar 2015 because information is not available for management to identify or reasonably estimate future amortization of acquisition-related intangibles, future acquisition and similar transaction charges, future fair value adjustments to acquisition-related earn-out liabilities, and future stock-based compensation expense, each of which is excluded from the GAAP financial measure. Because of the contingent nature of these exclusions, which cannot be reasonably predicted, the specific adjustments cannot be forecast with any accuracy and therefore a reconciliation of non-GAAP earnings per share to GAAP net income attributable to common stockholders per share has been omitted from this release.

FORWARD-LOOKING STATEMENTS

Any statements in this press release about prospective performance and plans for the Advisory Board (including the anticipated accretive effect of the proposed acquisition to calendar year 2015 non-GAAP earnings per share, other anticipated accretive effects to growth, margins, and cash flow, and other pro forma financial information), the expected timing of the completion of the proposed acquisition and the ability to complete the proposed acquisition, and other statements containing the words “expects,” “anticipates,” “plans,” “could,” “may,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Advisory Board’s actual results to differ materially from the results we anticipate include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement; the inability to complete the proposed acquisition due to the failure to satisfy conditions to completion of the proposed acquisition, including failure to obtain clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the failure to obtain the necessary financing arrangements set forth in the debt commitment letter delivered pursuant to the stock purchase agreement; and risks related to disruption of management’s attention from the Advisory Board’s ongoing business operations due to the transaction.

You are hereby cautioned actual results may differ materially from those indicated by such forward-looking statements, and may be affected by other factors, including those set forth below. Historical and pro forma financial results should not be considered as an indication of future performance. Additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry or higher education industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Advisory Board’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining third-party provider relationships and strategic alliances, the ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Advisory Board’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which is available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov, and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Advisory Board.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this release, which speak only as of the date of this release. The Advisory Board does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

Source: The Advisory Board Company

The Advisory Board Company

Investors

Michael T. Kirshbaum

Chief Financial Officer

c/o Cameron Moss

202-266-7538

mossc@advisory.com

Media

Garen Cuttler

(202) 909-4135

cuttlerg@advisory.com